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Exhibit 10.2

[Certain portions of this exhibit have been omitted pursuant to Rule 24b-2 and are subject to a confidential treatment request. Copies of this exhibit containing the omitted information have been filed separately with the Securities and Exchange Commission. The omitted portions of this document occur on pages 2 and 3 and are marked with a **.]

SLAG SALES AGREEMENT—AMENDMENT

        THIS AMENDMENT AGREEMENT dated the 21st day of February, 2003 between QIT-FER ET TITANE INC., a Quebec corporation with offices at 1625, Marie-Victorin, Tracy, Quebec, Canada, J3R 1M6 (hereinafter "QIT"), and TIOXIDE EUROPE LIMITED, An English company with its Registered Office at Haverton Hill Road, Billingham, TS23 1PS, England (hereafter, the "Buyer");

        WHEREAS QIT is a significant producer of titanium bearing slag and Buyer, a member of the Huntsman Tioxide Group of affiliated companies ("Buyer's Group"), is a consumer of titanium bearing slag of the types produced by QIT;

        WHEREAS Buyer's Group operates seven pigment plants worldwide plus a production joint venture;

        WHEREAS Buyer's Group has six pigment plants using the sulphate process, three of which typically use ilmenite as feedstock and three of which typically use slag as feedstock;

        WHEREAS Buyer's Group has four sulphate pigment plants in Europe, two using ilmenite as feedstock and two using slag as feedstock;

        WHEREAS Buyer's Group has a sulphate pigment plant in Asia using ilmenite as feedstock and a sulphate pigment plant in Africa using slag as feedstock;

        WHEREAS QIT produces and sells slag and has substantial investments in such process;

        WHEREAS Buyer's Group's sulphate pigment plants using slag are in general not as cost competitive as those of its plants using ilmenite, and QIT recognizes that Buyer has considered converting these plants to use ilmenite;

        WHEREAS QIT and Buyer's Group wish to see the slag remain a competitive alternative to ilmenite as a sulphate feedstock;

        WHEREAS Buyer's Group is desirous of establishing standardized product quality across all its sulphate pigment plants that use slag, which is facilitated by the usage of a single source of common feedstock;

        WHEREAS Buyer is desirous that QIT share some of the business risk related to the future pricing of pigment produced by Buyer's Group;

        WHEREAS QIT is willing to link the price of slag to the sale price for pigment produced worldwide by Buyer's Group under conditions described herein;

        WHEREAS pigment prices can vary considerably from year to year and the term of any agreement needs to be of reasonable duration to induce QIT to accept the risk associated with linking its slag price to variations in the sale price of pigment;

        WHEREAS the parties recognize the volatility of market demand for TiO2 pigment has a direct effect on the volume requirements of Buyer's Group;

        WHEREAS QIT has agreed to share the business risk associated with pigment demand volatility and to supply all of Buyer's sulphate slag requirements in Europe in an arrangement that links slag price with pigment price whereby the manufacture, purchase and consumption of titanium bearing slag is established for the mutual benefit of the parties;

        WHEREAS Buyer and QIT entered into an agreement for the purchase of titanium bearing slag (hereinafter "Product") dated April 19, 2000, as amended to date (the "Agreement"); and

        WHEREAS, in view of the above, the parties wish to amend the Agreement as provided herein;

        NOW THEREFORE, for and in consideration of the covenants and conditions herein contained, the parties hereto confirm their amendment of the Agreement as follows, effective January 1, 2003:

1.
Article II of the Agreement shall be replaced by the following:

  "Unless otherwise indicated, a "ton" is a metric ton of one thousand kilograms dry weight, a "month" and a "year" are a calendar month and a calendar year, respectively, "dollars", "cents", and the dollar and cent signs ("$" and "¢") refer to lawful money of the United States of America, "Official Samples" has the meaning given to it in Article XI and all percentages are based on dry weights. "Party" means QIT as one party and Buyer as one party. "STEM" shall mean that Product will be available and ready for loading at the point of shipment on the stated date and in the quantity specified. "Weighted Average Pigment Price" means, for any year, the weighted average per ton dollar-based Net Sales Price for TiO2 pigment invoiced by Buyer's group in such year, pursuant to commercially negotiated arm's length transactions with third parties entered into on the same basic conditions of sale from year to year. "Net Sales Price" means the invoiced delivered price less volume rebate; for the avoidance of doubt, "delivered" in this definition shall be read in the context of delivery terms to such transactions being consistently applied year on year in all material respects."

2.
Paragraph A of Article III of the Agreement shall be replaced by the following:

  "Unless terminated earlier pursuant to the provisions contained herein, this Agreement shall be for a term of four (4) years commencing on January 1, 2001 and ending on December 31, 2004."

3.
Article IV of the Agreement shall be replaced by the following:

  "The quantity of Product ("Quantity") to be produced, sold and delivered for each year of this Agreement shall be as follows:

Year	Quantity
2003	** tons.
2004	** tons.

  Buyer shall provide QIT no later than September 30, 2003 with its estimated Quantity requirements for 2004.

  QIT shall have the right that an independent auditor acceptable to both parties be given access to Buyer's relevant books and records to verify what proportion of its requirements Buyer has taken for its Calais Plant, subject to the minimum inventory requirement set out above."

4.
Article V.A. of the Agreement shall be replaced by the following:

"A.
Basic Price

1.
The Basic Price of Product shall be that amount per ton, FOB Buyer's Vessel, QIT's dock, Sorel-Tracy, Quebec, as follows:

Year	Price
2003 and 2004 (**% TiO2 basis)	The annual price will be determined by reference to the Weighted Average Pigment Price for the relevant year as follows:

2

Weighted Average Pigment Price (US$ per ton for the year)	Basic Price (and % variation from 2002 price)
**	$	**	(**	%)
**	$	**	(**	%)
**	$	**	(**	%)
**	$	**	(**	%)
**	$	**	(**	%)
    2.
    QIT shall invoice Buyer for all shipments made during a year at the previous year's Basic Price. Buyer shall provide QIT with an estimate of the Weighted Average Pigment Price for the year in question by March 31 of the year in question. QIT shall issue a debit or credit note, as applicable, within fifteen (15) days of the end of each quarter in respect of all shipments for the previous quarter. Such debit/credit note shall reflect the difference between Product price based on the estimated Weighted Average Pigment Price and the Product price as originally invoiced (based upon previous year's Basic Price). Buyer shall advise QIT of the actual Weighted Average Pigment Price for the year in question by February 28 of the following year.

      QIT shall then determine the Basic Price and issue a final credit/debit note in respect of the aggregate of all annual shipments for the year in question reconciling the effect of the differences between invoiced amounts, the quarterly adjustment payments and the actual Basic Price, by March 15 of the following year.

    3.
    QIT shall have the right that an independent auditor acceptable to both parties be given access to relevant books and records so as to audit Buyer's actual Weighted Average Pigment Price for any year of this Agreement. The independent auditor shall be instructed that his audit report shall be limited to confirming the accuracy of Buyer's calculated Weighted Average Pigment Price or, if there is disagreement, the Weighted Average Pigment Price that the Auditor determines to be the correct figure. In no circumstances will the auditor reveal a particular price or prices charged to an individual customer or customers."

5.
The parties hereby ratify and confirm the terms and conditions of the Agreement not specifically amended pursuant to this Amendment Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective representatives, as of the day and year first above written.

QIT-FER ET TITANE INC.		TIOXIDE EUROPE LIMITED
By:	/s/ JAMES D. NAMENY	By:	/s/ R.A. LOUW
Name:	James D. Nameny	Name:	R.A. Louw
Title:	Director	Title:	Senior VP Commercial

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SLAG SALES AGREEMENT—AMENDMENT